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                                                                    EXHIBIT 25.A

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                          ___________________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ________________________

                                 CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                             13-5266470
                                                             (I.R.S. employer
                                                             Identification no.)

399 Park Avenue, New York, New York                          10043
(Address of principal executive office)                      (Zip Code)
                            _______________________

                         LEHMAN BROTHERS HOLDINGS INC.
              (Exact name of obligor as specified in its charter)

      Delaware                                               13-3216325
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               Identification no.)

American Express Tower
World Financial Center
New York, NY                                                 10285
(Address of principal executive offices)                     (Zip Code)

                           _________________________
                                Debt Securities
                      (Title of the indenture securities)
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Item 1.GENERAL INFORMATION.
       Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

       Name                                   Address
       ----                                   -------
       Comptroller of the Currency            Washington, D.C.
       Federal Reserve Bank of New York       New York, NY
       Federal Deposit Insurance Corporation  Washington, D.C.

(b)    Whether it is authorized to exercise corporate trust powers.

       Yes.

Item 2.AFFILIATIONS WITH OBLIGOR.
       If the obligor is an affiliate of the trustee, describe each such affiliation.

       None.

Item 16.  LIST OF EXHIBITS.

       Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

       Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

       Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

       Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

       Exhibit 5 - Not applicable.

       Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

       Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 31, 1995 - attached)

       Exhibit 8 -  Not applicable.

       Exhibit 9 -  Not applicable.
                                       2
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                               __________________


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 21st day of August, 1995.



                              CITIBANK, N.A.

                              By:_____________________
                                    Arthur W. Aslanian
                                    Vice President



                                       3
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Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A.
of New York in the State of New York, at the close
of business on March 31, 1995, published in
response to call made by Comptroller of the Currency,
under Title 12, United States Code, Section 161.
Charter Number 1461 Comptroller of the Currency
Northeastern District.
ASSETS
Thousands of dollars
Cash and balances due from de-
pository institutions: Noninterest-bearing
balances and currency and coin $7,174,000
Interest-bearing balances 8,467,000
Securities: Held-to-maturity securities 3,981,000
Available-for-sale securities 12,042,000
Federal funds sold and
securities purchased under agreements to
resell in domestic offices of the
bank and of its Edge and Agree-
ment subsidiaries, and in IBFs:
Federal funds sold 5,570,000
Securities purchased under
agreements to resell 489,000
Loans and lease financing receiv-
ables: Loans and leases, net of un-
earned income $ 132,901,000
LESS: Allowance for loan
and lease losses 4,071,000
Loans and leases, net of un-
earned income, allowance,
and reserve 128,830,000
Trading assets 46,711,000
Premises and fixed assets (includ-
ing capitalized leases) 3,393,000
Other real estate owned 1,272,000
Investments in unconsolidated
subsidiaries and associated com-
panies 1,076,000
Customers' liability to this bank on
acceptances outstanding 1,557,000
Intangible assets 14,000
Other assets 7,861,000
TOTAL ASSETS $ 228,437,000
LIABILITIES Deposits:
In domestic offices$ 32,712,000
Noninterest-
bearing $11,340,000
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Interest-
bearing 21,372,000
In foreign offices, Edge and
Agreement subsidiaries, and
IBFs 117,885,000
Noninterest-
bearing 7,763,000
Interest-
bearing 110,122,000
Federal funds purchased and se-
curities sold under agreements
to repurchase in domestic offices
of the bank and of its Edge and
Agreement subsidiaries, and in
IBFs:
Federal funds purchased 2,442,000
Securities sold under agree-
ments to repurchase 806,000
Trading liabilities 33,310,000
Other borrowed money:
With original maturity of one
year or less 7,746,000
With original maturity of more
than one year 3,995,000
Mortgage indebtedness and obli-
gations under capitalized leases 90,000
Bank's liability on acceptances ex-
ecuted and outstanding 1,567,000
Notes and debentures subordi-
nated to deposits 5,700,000
Other liabilities 7,616,000
TOTAL LIABILITIES $213,869,000
EQUITY CAPITAL Common stock $ 751,000
Surplus 6,649,000
Undivided profits and capital re-
serves 7,566,000
Net unrealized holding gains (losses)
on available-for-sale securities  135,000
Cumulative foreign currency
translation adjustments (533,000)
TOTAL EQUITY CAPITAL $ 14,568,000
TOTAL LIABILITIES LIMITED-
LIFE PREFERRED STOCK, AND
EQUITY CAPITAL $  228,437,000
I, Roger W. Trupin, Controller of the above-
named bank do hereby declare that this
Report of Condition is true and correct to the
best of my knowledge and belief.
ROGER W. TRUPIN
We, the undersigned directors, attest to
the correctness of this Report of Condition.
We declare that it has been examined by us,
and to the best of our knowledge and belief
has been prepared in conformance with the
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instructions and is true and correct.
PAUL J. COLLINS
CHRISTOPHER J. STEFFEN
WILLIAM
R. RHODES                                    DIRECTORS